UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 22, 2005

InfoNow Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	00-19813	04-3083360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 1100, Denver, CO 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  303-293-0212

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 22, 2005, in connection with Michael W. Johnson’s March 4, 2005 resignation as our Chief Executive Officer, President and Chairman of our Board of Directors, InfoNow Corporation (the “Company”) entered into a separation agreement with Mr. Johnson.  The separation agreement provides for the payment, until September 30, 2005, of Mr. Johnson’s regular base salary in accordance with the Company’s normal payroll policies, and the payment of a one time lump sum on the next regularly scheduled payroll date after September 30, 2005 in an amount equal to eight months and four days of his annual salary.  The total of all such salary payments will equal $312,500.  Mr. Johnson will also receive a cash payment for accrued and unused vacation totaling $28,846.  The Company also agreed to provide Mr. Johnson with continued employee benefits at levels equivalent to those prior to his separation and to pay the premiums on Mr. Johnson’s separate life insurance policies until June 4, 2006.

Under the terms of the separation agreement, Mr. Johnson agreed to release the Company and each of its officers, directors and employees from any and all past, present or future actions or claims that Mr. Johnson may have against the Company and its officers, directors or employees.  The Company agreed to release Mr. Johnson from any and all past, present or future actions or claims that the Company may have against Mr. Johnson.  Mr. Johnson also agreed to maintain the confidentiality of the Company’s confidential and proprietary information learned in the course of his employment with the Company and, for a period of twelve months following the date of his separation with the Company, not solicit any employee of the Company or its affiliates to leave the employ of the Company.

The foregoing summary of the terms of the separation agreement is qualified in its entirety by reference to the full text of the separation agreement, a conformed copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

On March 25, 2005, the Company granted options to purchase the Company’s common stock to Harry Herbst, interim Chief Executive Officer, Don Kark, Executive Vice President, Chief Technology Officer, Mark Geene, Executive Vice President, Sales, Marketing and Business Development, and James Medina, interim Chief Financial Officer.  Mr. Herbst and Mr. Kark each received 150,000 options, 50,000 of which vest on September 25, 2005 with the remainder vesting on December 30, 2005.  Mr. Geene received 146,000 options, 46,000 of which vest on September 25, 2005 with the remainder vesting on December 30, 2005.  Mr. Medina received 50,000 options, 10,000 of which vest on September 25, 2005 with the remainder vesting on December 30, 2005.  The options otherwise have the terms described in the Company’s form of Incentive Stock Option Agreement attached to the 1999 Stock Option Plan filed as Exhibit 10.15 to the Company’s quarterly report on Form 10-QSB for the fiscal quarter ended June 30, 2003 filed on August 14, 2003 and incorporated herein by reference.

In connection with the March 25, 2005 option grants described above, each of Messrs. Kark and Geene agreed to accept a temporary reduction in pay under his respective employment agreement: Mr. Kark agreed to an 29.6% decrease in his salary for a period of four and a half months; and Mr. Geene agreed to forego approximately $23,000 in sales commissions.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with Mr. Johnson’s resignation and entry into the separation agreement with the Company, Mr. Johnson’s employment agreement providing for, among other things, his employment as the Company’s Chief Executive Officer was terminated.

Item 9.01.  Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.

N/A

(b)      Pro Forma Financial Information.

N/A

(c)       Exhibits.

10.1         Separation Agreement between InfoNow Corporation and Michael W. Johnson dated March 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFONOW CORPORATION

Date:	March 28, 2005	By:	/s/ James Medina
		Name:	James Medina
		Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Separation Agreement between InfoNow Corporation and Michael W. Johnson dated March 22, 2005